As filed with the Securities and Exchange Commission on June 29, 2023

Registration Nos. 333-233558 and 333-203929

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-233558
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-203929

UNDER
THE SECURITIES ACT OF 1933

ADAPTIMMUNE THERAPEUTICS PLC

 (Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(44) 1235 430000

(Address of principal executive offices, including zip code)

Adaptimmune Limited Share Option Scheme

Adaptimmune Limited 2014 Share Option Scheme

Adaptimmune Limited Company Share Option Plan

Adaptimmune Therapeutics plc 2015 Share Option Scheme

Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme

Adaptimmune Therapeutics plc Company Share Option Plan

(Full title of the plans)

ADAPTIMMUNE LLC

351 Rouse Boulevard, The Navy Yard

Philadelphia, PA 19112

United States of America

+ 1 215 825 9260

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David S. Bakst	Adrian Rawcliffe
Mayer Brown LLP	Chief Executive Officer
1221 Avenue of the Americas	Adaptimmune Therapeutics plc
New York, New York 10020	60 Jubilee Avenue, Milton Park
+ 1 212 506 2500	Abingdon, Oxfordshire OX14 4RX
United Kingdom
(44) 1235 430000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These Post-Effective Amendments (the “Amendments”) relate to the following Registration Statements on Form S-8 of Adaptimmune Therapeutics plc (“Adaptimmune”):

•	Registration Statement No. 333-203929, filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2015; and

•	Registration Statement No. 333-233558, filed with the Commission on August 30, 2019 (collectively, the “Registration Statements”).

The Registration Statements relate to ordinary shares of Adaptimmune, par value £0.001 per ordinary share, issuable under the Adaptimmune Limited Share Option Scheme, Adaptimmune Limited 2014 Share Option Scheme, Adaptimmune Limited Company Share Option Plan, Adaptimmune Therapeutics plc 2015 Share Option Scheme, Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme and Adaptimmune Therapeutics plc Company Share Option Plan.

These Amendments are being filed solely to reflect amendments to the Adaptimmune Therapeutics plc 2015 Share Option Scheme (the “2015 SOS”) and the Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme (the “2016 ESOS” and together with the 2015 SOS, the “Plans”) effected on June 29, 2023. These amendments were approved by Adaptimmune’s Board of Directors on June 29, 2023 to change the definition of “Eligible Person” under the Plans to enable the grant of replacement share options to former employees, directors and consultants of TCR² Therapeutics Inc. (“TCR²”) following the closing of the merger between Adaptimmune and TCR² on June 1, 2023.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits. Exhibit No.	Description

24.1*	Powers of Attorney (included on the signature page hereto)

99.1**	Adaptimmune Therapeutics plc 2015 Share Option Scheme (incorporated by reference to Exhibit 10.1 to Adaptimmune Therapeutics plc’s Current Report on Form 8-K (SEC File No. 001-37368) filed on June 29, 2023)

99.2**	Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme (incorporated by reference to Exhibit 10.2 to Adaptimmune Therapeutics plc.’s Current Report on Form 8-K (SEC File No. 001-37368) filed on June 29, 2023)

*	Filed herewith.

**	Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxfordshire, England, on June 29, 2023.

ADAPTIMMUNE THERAPEUTICS PLC

By:	/s/ Adrian Rawcliffe
Adrian Rawcliffe Chief Executive Officer and Director

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adrian Rawcliffe and Gavin Wood, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to the Registration Statements referenced herein, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements on Form S-8 have been signed by the following persons in the capacities indicated below on June 29, 2023.

Signature	Title	Date

/s/ Adrian Rawcliffe	Chief Executive Officer and Director	June 29, 2023
Adrian Rawcliffe	(Principal Executive Officer)

/s/ Gavin Wood	Chief Financial Officer	June 29, 2023
Gavin Wood	(Principal Accounting and Financial Officer)

/s/ David M. Mott	Chairman of the Board of Directors	June 29, 2023
David M. Mott

/s/ Andrew Allen, M.D., Ph.D.	Director	June 29, 2023
Andrew Allen, M.D., Ph.D.

/s/ Lawrence M. Alleva	Director	June 29, 2023
Lawrence M. Alleva

/s/ Ali Behbahani, M.D.	Director	June 29, 2023
Ali Behbahani, M.D.

/s/ John Furey	Director	June 29, 2023
John Furey

/s/ Priti Hedge, Ph.D.	Director	June 29, 2023
Priti Hedge, Ph.D.

/s/ Garry Menzel, Ph.D.	Director	June 29, 2023
Garry Menzel, Ph.D.

/s/ Elliott Sigal, M.D., Ph.D.	Director	June 29, 2023
Elliott Sigal, M.D., Ph.D.